Exhibit 99.1

Analyst Contact:	Vernon L. Patterson 216.689.0520	Media Contact:	William C. Murschel 216.689.0457

Investor Relations Information:	www.Key.com/ir	Key Media Newsroom:	www.Key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS SECOND QUARTER 2006 EARNINGS
•	Second quarter EPS of $0.75, up 7% from the year-ago quarter
•	Higher revenue
•	Solid growth in commercial loans and core deposits
•	Nonperforming loans and net loan charge-offs down
CLEVELAND, July 18, 2006 – KeyCorp today announced second quarter net income of $308 million, or $0.75 per diluted common share, compared to $291 million, or $0.70 per share, for the second quarter of 2005. For the first quarter of 2006, net income was $289 million, or $0.70 per diluted common share. Return on average equity was 16.11% for the second quarter of 2006, compared to 16.15% for the same period last year and 15.48% for the first quarter of 2006.
     For the first six months of 2006, net income was $597 million, or $1.45 per diluted common share, compared to $555 million, or $1.34 per share, for the first six months of 2005. Return on average equity was 15.80%, compared to 15.63% for the first half of 2005.
     “Key’s improved performance in the second quarter was driven by revenue growth and solid asset quality,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Relative to last year’s second quarter, Key’s taxable-equivalent revenue rose by $90 million. This increase was due largely to solid commercial loan growth, higher income from our fee-based businesses and growth in core deposits, which increased 10% from the second quarter of 2005. The growth in fee income was broad-based and included increases in trust and investment services income, investment banking fees, income from operating leases, and net gains from both principal investing and the initial public offering by MasterCard.
     “With regard to asset quality, both nonperforming loans and net loan charge-offs were down from both the prior and year-ago quarters. For the second quarter of 2006, net loan charge-offs represented 0.21% of Key’s average total loans.”
     The company expects earnings to be in the range of $0.70 to $0.74 per share for the third quarter of 2006 and $2.85 to $2.95 per share for the full year.
SUMMARY OF CONSOLIDATED RESULTS
     Taxable-equivalent net interest income increased to $752 million for the second quarter of 2006 from $723 million for the same period last year. The positive effect of a 4% increase in average earning assets, due primarily to commercial loan growth, more than offset the effect of a 2 basis point decline in the net interest margin to 3.69%. During the second quarter of 2005, the net interest margin benefited from a principal investing distribution of $15 million received in the

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

form of dividends and interest. This distribution added approximately 8 basis points to the net interest margin for the year-ago quarter.
     Compared to the first quarter of 2006, taxable-equivalent net interest income decreased by $4 million. This reduction was attributable to an 8 basis point decline in the net interest margin, offset in part by a slight increase in average earning assets.
     Key’s noninterest income was $547 million for the second quarter of 2006, compared to $486 million for the year-ago quarter. The increase reflected net gains of $23 million from principal investing in the current year, compared to net losses of $1 million one year ago, and a $9 million gain recorded in miscellaneous income that resulted from the share redemption by MasterCard Incorporated as part of its initial public offering in May 2006. Also contributing to the improved performance were increases in income from trust and investment services, investment banking activities, insurance products and operating leases.
     Compared to the first quarter of 2006, noninterest income grew by $66 million, due to a $26 million increase in principal investing results and broad-based improvement in fee income resulting from increased business activities. Key’s noninterest income for the second quarter of 2006 included the $9 million gain associated with the MasterCard initial public offering, and results for the prior quarter included a $25 million gain recorded in investment banking and capital markets revenue that resulted from the initial public offering completed by the New York Stock Exchange in March.
     Key’s noninterest expense was $816 million for the second quarter of 2006, compared to $753 million for the same period last year. Personnel expense rose by $45 million, due to additional costs incurred in connection with business expansion, an increase in employee benefits expense and higher incentive compensation accruals. Nonpersonnel expense increased by $18 million. This increase included a $10 million rise in professional fees, due largely to additional expenses associated with Key’s efforts to strengthen its compliance controls.
     Compared to the first quarter of 2006, noninterest expense increased by $46 million. Personnel expense rose by $26 million, due primarily to higher incentive compensation accruals. Nonpersonnel expense grew by $20 million, reflecting increases in marketing expense and professional fees.
ASSET QUALITY
     Key’s provision for loan losses was $24 million for the second quarter of 2006, compared to $20 million for the year-ago quarter and $39 million for the first quarter of 2006.
     Net loan charge-offs for the quarter totaled $34 million, or 0.21% of average loans, compared to $48 million, or 0.30%, for the same period last year and $39 million, or 0.23%, for the previous quarter.
     At June 30, 2006, Key’s nonperforming loans totaled $279 million and represented 0.41% of period-end loans, compared to 0.45% at June 30, 2005, and 0.44% at March 31, 2006.
     Key’s allowance for loan losses stood at $956 million, or 1.42% of loans outstanding at June 30, 2006, compared to $1.100 billion, or 1.70%, at June 30, 2005, and $966 million, or 1.44%, at March 31, 2006. At June 30, 2006, the allowance for loan losses represented 343% of nonperforming loans, compared to 377% a year ago and 327% at March 31, 2006.

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

CAPITAL
     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2006. Key’s tangible equity to tangible assets ratio was 6.68% at quarter end, compared to 6.60% at June 30, 2005, and 6.71% at March 31, 2006. The ratio is currently within management’s targeted range of 6.25% to 6.75%.
     Key’s capital position provides it with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the second quarter of 2006, Key repurchased 4,000,000 of its common shares. At June 30, 2006, there were 12,461,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.
Summary of Changes in Common Shares Outstanding

in thousands	2Q06	1Q06	4Q05	3Q05	2Q05

Shares outstanding at beginning of period	405,273	406,624	408,542	408,231	407,297
Issuance of shares under employee benefit and dividend reinvestment plans	1,399	4,649	1,332	1,561	934
Repurchase of common shares	(4,000)	(6,000)	(3,250)	(1,250)	—

Shares outstanding at end of period	402,672	405,273	406,624	408,542	408,231

LINE OF BUSINESS RESULTS
     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release.
Major Business Groups

				Percent change 2Q06 vs.
dollars in millions	2Q06	1Q06	2Q05	1Q06	2Q05

Revenue (taxable equivalent)
Community Banking	$662	$642	$645	3.1%	2.6%
National Banking	631	624	585	1.1	7.9
Other Segments	23	(6)	9	N/M	155.6

Total segments	1,316	1,260	1,239	4.4	6.2

Reconciling Items	(17)	(23)	(30)	26.1	43.3

Total	$1,299	$1,237	$1,209	5.0%	7.4%

Net income
Community Banking	$105	$109	$118	(3.7)%	(11.0)%
National Banking	175	175	160	—	9.4
Other Segments	20	1	10	N/M	100.0

Total segments	300	285	288	5.3	4.2

Reconciling Items	8	4	3	100.0	166.7

Total	$308	$289	$291	6.6%	5.8%

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Community Banking

				Percent change 2Q06 vs.
dollars in millions	2Q06	1Q06	2Q05	1Q06	2Q05

Summary of operations
Net interest income (TE)	$436	$430	$420	1.4%	3.8%
Noninterest income	226	212	225	6.6	.4

Total revenue (TE)	662	642	645	3.1	2.6
Provision for loan losses	19	29	18	(34.5)	5.6
Noninterest expense	475	438	438	8.4	8.4

Income before income taxes (TE)	168	175	189	(4.0)	(11.1)
Allocated income taxes and TE adjustments	63	66	71	(4.5)	(11.3)

Net income	$105	$109	$118	(3.7)%	(11.0)%

Percent of consolidated net income	34%	38%	41%	N/A	N/A

Average balances
Loans and leases	$26,804	$26,739	$27,038	.2%	(.9)%
Total assets	29,758	29,656	29,902	.3	(.5)
Deposits	46,683	45,835	43,719	1.9	6.8

TE = Taxable Equivalent, N/A = Not Applicable
Additional Community Banking Data

				Percent change 2Q06 vs.
dollars in millions	2Q06	1Q06	2Q05	1Q06	2Q05

Average deposits outstanding
Noninterest-bearing	$8,086	$8,105	$8,092	(.2)%	(.1)%
Money market deposit accounts and other savings	22,523	21,978	20,932	2.5	7.6
Time	16,074	15,752	14,695	2.0	9.4

Total deposits	$46,683	$45,835	$43,719	1.9%	6.8%

Home equity loans
Average balance	$10,107	$10,151	$10,398
Average loan-to-value ratio	70%	70%	71%
Percent first lien positions	60	61	61
Other data
On-line households / household penetration	639,444/52%	631,523/51%	595,411/47%
KeyCenters	946	945	945
Automated teller machines	2,120	2,169	2,205
     Net income for Community Banking was $105 million for the second quarter of 2006, down from $118 million for the year-ago quarter. An increase in noninterest expense drove the decline and more than offset growth in net interest income. Noninterest income and the provision for loan losses were essentially unchanged.
     Noninterest expense grew by $37 million, or 8%, from the second quarter of 2005, due primarily to a rise in personnel expense and increases in various indirect charges.
     Taxable-equivalent net interest income increased by $16 million, or 4%, due to growth in average core deposits, which also experienced a more favorable interest rate spread. The positive effect of these factors was offset in part by a tighter interest rate spread on average earning assets.

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

National Banking

				Percent change 2Q06 vs.
dollars in millions	2Q06	1Q06	2Q05	1Q06	2Q05

Summary of operations
Net interest income (TE)	$372	$378	$346	(1.6)%	7.5%
Noninterest income	259	246	239	5.3	8.4

Total revenue (TE)	631	624	585	1.1	7.9
Provision for loan losses	5	10	2	(50.0)	150.0
Noninterest expense	346	334	327	3.6	5.8

Income before income taxes (TE)	280	280	256	—	9.4
Allocated income taxes and TE adjustments	105	105	96	—	9.4

Net income	$175	$175	$160	—%	9.4%

Percent of consolidated net income	57%	61%	55%	N/A	N/A

Average balances
Loans and leases	$40,201	$39,534	$36,842	1.7%	9.1%
Total assets	50,470	49,618	46,101	1.7	9.5
Deposits	10,638	9,962	7,535	6.8	41.2

TE = Taxable Equivalent, N/A = Not Applicable
Additional National Banking Data

dollars in millions	2Q06	1Q06	2Q05

Home equity loans
Average balance	$3,333	$3,277	$3,498
Average loan-to-value ratio	70%	70%	71%
Percent first lien positions	61	62	67
     Net income for National Banking was $175 million for the second quarter of 2006, up from $160 million for the same period last year. Growth in both net interest income and noninterest income more than offset increases in noninterest expense and the provision for loan losses.
     Taxable-equivalent net interest income grew by $26 million, or 8%, from the second quarter of 2005, reflecting strong growth in average loans and leases, as well as deposits. Average loans and leases rose by $3.4 billion, or 9%, with most of the growth coming from the Real Estate Capital line of business. The positive effect of these factors was moderated by a tighter interest rate spread on average earning assets in the Consumer Finance line of business.
     Noninterest income rose by $20 million, or 8%. Contributing to the improved performance were increases in income from trust and investment services, investment banking activities and operating leases.
     Noninterest expense increased by $19 million, or 6%, reflecting higher costs associated with personnel and various indirect charges.
     Since the second quarter of 2005, we have completed two acquisitions that have helped us to build upon our success in commercial mortgage origination and servicing. In the fourth quarter of 2005, we continued the expansion of our commercial mortgage servicing business by acquiring the commercial mortgage-backed servicing business of ORIX Capital Markets, LLC, headquartered in Dallas, Texas. In the third quarter, we expanded our FHA financing and servicing capabilities by acquiring Malone Mortgage Company, also based in Dallas.

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

     In addition, during the second quarter of 2006 we expanded our asset management product line by acquiring Austin Capital Management, Ltd., an investment firm headquartered in Austin, Texas.
Other Segments
     Other segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $20 million for the second quarter of 2006, compared to $10 million for the same period last year.
Line of Business Descriptions
Community Banking
Regional Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans. This line of business also provides small businesses that typically have annual sales revenues of $5 million or less with deposit, investment and credit products, and business advisory services.
Through McDonald Financial Group, Regional Banking also offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.
Commercial Banking provides midsize businesses with products and services that include commercial lending, cash management, equipment leasing, investments and employee benefit programs, succession planning, capital markets, derivatives and foreign exchange.
National Banking
Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties in which the owner occupies less than 60% of the premises).
Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Institutional and Capital Markets, and Commercial Banking) if those businesses are principally responsible for maintaining the relationship with the client.
Institutional and Capital Markets provides products and services to large corporations, middle-market companies, financial institutions, government entities and not-for-profit organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Through its Victory Capital Management unit, Institutional and Capital Markets also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
Consumer Finance includes Indirect Lending, Commercial Floor Plan Lending and National Home Equity.
Indirect Lending offers loans to consumers through dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.
Commercial Floor Plan Lending finances inventory for automobile and marine dealers.
National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with home improvement contractors to provide home equity and home improvement solutions.
     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $95 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 946 KeyCenters and offices; a network of 2,120 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Tuesday, July 18, 2006. A tape of the call will be available through July 25.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

This news release contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (4) increased competitive pressure among financial services companies; (5) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (6) consummation of significant business combinations or divestitures; (7) operational or risk management failures due to technological or other factors; (8) heightened regulatory practices, requirements or expectations; (9) new legal obligations or liabilities or unfavorable resolution of litigation; (10) adverse capital markets conditions; (11) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (12) changes in accounting or tax practices or requirements. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.
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KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	6-30-06	3-31-06	6-30-05
Summary of operations
Net interest income (TE)	$752	$756	$723
Noninterest income	547	481	486

Total revenue (TE)	1,299	1,237	1,209
Provision for loan losses	24	39	20
Noninterest expense	816	770	753
Net income	308	289	291

Per common share
Net income	$.76	$.71	$.71
Net income — assuming dilution	.75	.70	.70
Cash dividends paid	.345	.345	.325
Book value at period end	19.21	18.85	18.01
Market price at period end	35.68	36.80	33.15

Performance ratios
Return on average total assets	1.32%	1.26%	1.30%
Return on average equity	16.11	15.48	16.15
Net interest margin (TE)	3.69	3.77	3.71

Capital ratios at period end
Equity to assets	8.16%	8.18%	8.08%
Tangible equity to tangible assets	6.68	6.71	6.60
Tier 1 risk-based capital [a]	7.90	7.64	7.68
Total risk-based capital [a]	12.08	11.91	11.72
Leverage [a]	8.83	8.52	8.49

Asset quality
Net loan charge-offs	$34	$39	$48
Net loan charge-offs to average loans	.21%	.23%	.30%
Allowance for loan losses	$956	$966	$1,100
Allowance for loan losses to period-end loans	1.42%	1.44%	1.70%
Allowance for loan losses to nonperforming loans	342.65	327.46	376.71
Nonperforming loans at period end	$279	$295	$292
Nonperforming assets at period end	308	320	338
Nonperforming loans to period-end loans	.41%	.44%	.45%
Nonperforming assets to period-end loans plus
OREO and other nonperforming assets	.46	.48	.52

Trust and brokerage assets
Assets under management	$80,349	$79,558	$76,807
Nonmanaged and brokerage assets	57,682	56,944	57,006

Other data
Average full-time equivalent employees	19,931	19,694	19,429
KeyCenters	946	945	945

Taxable-equivalent adjustment	$22	$28	$30

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Six months ended
	6-30-06	6-30-05
Summary of operations
Net interest income (TE)	$1,508	$1,437
Noninterest income	1,028	986

Total revenue (TE)	2,536	2,423
Provision for loan losses	63	64
Noninterest expense	1,586	1,522
Net income	597	555

Per common share
Net income	$1.47	$1.36
Net income — assuming dilution	1.45	1.34
Cash dividends paid	.69	.65

Performance ratios
Return on average total assets	1.29%	1.24%
Return on average equity	15.80	15.63
Net interest margin (TE)	3.73	3.69

Asset quality
Net loan charge-offs	$73	$102
Net loan charge-offs to average loans	.22%	.32%

Other data
Average full-time equivalent employees	19,813	19,534
Taxable-equivalent adjustment	$50	$58

(a)	6-30-06 ratio is estimated.

TE = Taxable Equivalent

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Consolidated Balance Sheets
(dollars in millions)

	6-30-06	3-31-06	6-30-05
Assets
Loans	$67,408	$66,980	$64,690
Loans held for sale	4,189	3,631	3,274
Investment securities	44	46	59
Securities available for sale	7,140	7,086	7,271
Short-term investments	1,577	1,974	1,845
Other investments	1,379	1,370	1,409

Total earning assets	81,737	81,087	78,548
Allowance for loan losses	(956)	(966)	(1,100)
Cash and due from banks	2,814	2,486	2,968
Premises and equipment	557	564	576
Goodwill	1,372	1,355	1,342
Other intangible assets	132	120	101
Corporate-owned life insurance	2,732	2,711	2,639
Derivative assets	1,016	947	1,448
Accrued income and other assets	5,390	5,087	4,493

Total assets	$94,794	$93,391	$91,015

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$25,291	$25,271	$22,071
Savings deposits	1,751	1,850	2,022
Certificates of deposit ($100,000 or more)	5,224	5,411	5,094
Other time deposits	11,542	11,364	10,794

Total interest-bearing	43,808	43,896	39,981
Noninterest-bearing	13,268	12,748	12,158
Deposits in foreign office — interest-bearing	3,762	2,758	5,924

Total deposits	60,838	59,402	58,063
Federal funds purchased and securities sold under repurchase agreements	3,654	3,511	2,824
Bank notes and other short-term borrowings	2,360	2,508	3,315
Derivative liabilities	1,156	1,048	1,241
Accrued expense and other liabilities	4,999	5,252	4,632
Long-term debt	14,050	14,032	13,588

Total liabilities	87,057	85,753	83,663

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,577	1,535	1,504
Retained earnings	8,199	8,031	7,574
Treasury stock, at cost	(2,411)	(2,299)	(2,132)
Accumulated other comprehensive loss	(120)	(121)	(86)

Total shareholders’ equity	7,737	7,638	7,352

Total liabilities and shareholders’ equity	$94,794	$93,391	$91,015

Common shares outstanding (000)	402,672	405,273	408,231

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Interest income
Loans	$1,190	$1,114	$946	$2,304	$1,831
Loans held for sale	73	68	53	141	134
Investment securities	1	—	1	1	2
Securities available for sale	84	83	80	167	160
Short-term investments	16	22	12	38	22
Other investments	17	25	24	42	32

Total interest income	1,381	1,312	1,116	2,693	2,181

Interest expense
Deposits	392	343	238	735	444
Federal funds purchased and securities sold under repurchase agreements	34	34	25	68	50
Bank notes and other short-term borrowings	27	24	19	51	36
Long-term debt	198	183	141	381	272

Total interest expense	651	584	423	1,235	802

Net interest income	730	728	693	1,458	1,379
Provision for loan losses	24	39	20	63	64

	706	689	673	1,395	1,315

Noninterest income
Trust and investment services income	139	135	135	274	273
Service charges on deposit accounts	77	72	76	149	146
Investment banking and capital markets income	59	60	51	119	106
Operating lease income	56	52	48	108	94
Letter of credit and loan fees	45	40	47	85	87
Corporate-owned life insurance income	26	25	24	51	52
Electronic banking fees	27	24	24	51	46
Net gains from loan securitizations and sales	10	10	10	20	29
Net securities gains (losses)	4	1	1	5	(5)
Other income	104	62	70	166	158

Total noninterest income	547	481	486	1,028	986

Noninterest expense
Personnel	431	405	386	836	776
Net occupancy	61	63	55	124	146
Computer processing	49	56	50	105	101
Operating lease expense	45	41	40	86	78
Professional fees	40	33	30	73	58
Marketing	28	18	34	46	59
Equipment	26	26	28	52	56
Other expense	136	128	130	264	248

Total noninterest expense	816	770	753	1,586	1,522

Income before income taxes and cumulative effect of accounting change	437	400	406	837	779
Income taxes	129	116	115	245	224

Income before cumulative effect of accounting change	308	284	291	592	555
Cumulative effect of accounting change, net of tax	—	5	—	5	—

Net income	$308	$289	$291	$597	$555

Per common share:
Income before cumulative effect of accounting change	$.76	$.70	$.71	$1.46	$1.36
Net income	.76	.71	.71	1.47	1.36

Per common share — assuming dilution:
Income before cumulative effect of accounting change	$.75	$.69	$.70	$1.44	$1.34
Net income	.75	.70	.70	1.45	1.34

Cash dividends declared per common share	$.345	$.345	$.325	$.69	$.65

Weighted-average common shares outstanding (000)	404,528	407,386	408,754	405,949	408,510
Weighted-average common shares and potential common shares outstanding (000)	410,455	413,140	414,309	411,790	414,037

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Second Quarter 2006			First Quarter 2006			Second Quarter 2005
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural [c]	$21,970	$390	7.12%	$21,720	$357	6.66%	$19,477	$258	5.31%
Real estate — commercial mortgage	8,071	153	7.59	8,089	144	7.23	8,373	129	6.13
Real estate — construction	7,570	152	8.07	7,312	138	7.66	6,117	98	6.45
Commercial lease financing [c]	9,764	148	6.05	9,581	143	5.98	9,984	158	6.33

Total commercial loans	47,375	843	7.13	46,702	782	6.78	43,951	643	5.86
Real estate — residential	1,430	24	6.54	1,450	23	6.33	1,477	21	6.04
Home equity	13,449	247	7.36	13,433	238	7.19	13,904	225	6.49
Consumer — direct	1,685	41	9.64	1,730	41	9.66	1,831	36	7.93
Consumer — indirect	3,503	57	6.66	3,367	57	6.66	3,328	51	6.15

Total consumer loans	20,067	369	7.37	19,980	359	7.26	20,540	333	6.53

Total loans	67,442	1,212	7.20	66,682	1,141	6.92	64,491	976	6.07
Loans held for sale	3,844	73	7.64	3,692	68	7.44	3,169	53	6.61
Investment securities [a]	46	1	8.01	61	1	6.34	65	1	8.42
Securities available for sale [d]	7,075	84	4.71	7,148	83	4.61	7,081	80	4.54
Short-term investments	1,678	16	3.89	1,753	22	5.10	1,799	12	2.58
Other investments [d]	1,398	17	4.60	1,336	25	7.13	1,455	24	6.42

Total earning assets	81,483	1,403	6.89	80,672	1,340	6.70	78,060	1,146	5.88
Allowance for loan losses	(963)			(963)			(1,124)
Accrued income and other assets	13,341			13,206			12,979

Total assets	$93,861			$92,915			$89,915

Liabilities
NOW and money market deposit accounts	$25,347	173	2.75	$24,452	145	2.40	$22,301	77	1.39
Savings deposits	1,752	1	.20	1,812	1	.32	1,999	1	.26
Certificates of deposit ($100,000 or more) [e]	5,382	61	4.54	5,407	58	4.34	4,999	46	3.70
Other time deposits	11,456	115	4.02	11,282	104	3.73	10,806	82	3.05
Deposits in foreign office	3,429	42	4.88	3,354	35	4.29	4,314	32	2.96

Total interest-bearing deposits	47,366	392	3.32	46,307	343	3.00	44,419	238	2.16
Federal funds purchased and securities sold under repurchase agreements	3,005	34	4.60	3,349	34	4.06	3,830	25	2.67
Bank notes and other short-term borrowings	2,497	27	4.17	2,550	24	3.89	2,792	19	2.72
Long-term debt [e]	14,088	198	5.59	13,991	183	5.27	13,929	141	4.11

Total interest-bearing liabilities	66,956	651	3.89	66,197	584	3.57	64,970	423	2.62

Noninterest-bearing deposits	13,027			12,707			11,717
Accrued expense and other liabilities	6,211			6,438			6,000

Total liabilities	86,194			85,342			82,687

Shareholders’ equity	7,667			7,573			7,228

Total liabilities and shareholders’ equity	$93,861			$92,915			$89,915

Interest rate spread (TE)			3.00%			3.13%			3.26%

Net interest income (TE) and net interest margin (TE)		752	3.69%		756	3.77%		723	3.71%

TE adjustment [a]		22			28			30
Net interest income, GAAP basis		$730			$728			$693

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	During the first quarter of 2006, Key reclassified $760 million of average loans and related interest income from the commercial lease financing component of the commercial loan portfolio to the commercial, financial and agricultural component to more accurately reflect the nature of these receivables. Balances presented for prior periods were not reclassified as the historical data was not available.

(d)	Yield is calculated on the basis of amortized cost.

(e)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Six months ended June 30, 2006			Six months ended June 30, 2005
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural [c]	$21,846	$747	6.89%	$19,337	$488	5.09%
Real estate — commercial mortgage	8,080	297	7.41	8,281	244	5.92
Real estate — construction	7,442	290	7.87	5,878	179	6.15
Commercial lease financing [c]	9,672	291	6.02	10,019	316	6.32

Total commercial loans	47,040	1,625	6.96	43,515	1,227	5.67
Real estate — residential	1,440	47	6.43	1,471	44	6.02
Home equity	13,441	485	7.28	13,945	438	6.34
Consumer — direct	1,707	82	9.65	1,879	74	7.91
Consumer — indirect	3,436	114	6.66	3,326	105	6.33

Total consumer loans	20,024	728	7.31	20,621	661	6.46

Total loans	67,064	2,353	7.06	64,136	1,888	5.93
Loans held for sale	3,769	141	7.54	3,722	134	7.21
Investment securities [a]	54	2	7.11	67	3	8.61
Securities available for sale [d]	7,111	167	4.66	7,153	160	4.49
Short-term investments	1,715	38	4.50	1,740	22	2.51
Other investments [d]	1,367	42	5.84	1,439	32	4.36

Total earning assets	81,080	2,743	6.80	78,257	2,239	5.75
Allowance for loan losses	(963)			(1,129)
Accrued income and other assets	13,273			13,306

Total assets	$93,390			$90,434

Liabilities
NOW and money market deposit accounts	$24,902	318	2.58	$21,962	132	1.21
Savings deposits	1,782	2	.26	1,978	2	.25
Certificates of deposit ($100,000 or more) [e]	5,395	119	4.44	4,947	90	3.68
Other time deposits	11,369	219	3.88	10,698	158	2.98
Deposits in foreign office	3,392	77	4.59	4,636	62	2.69

Total interest-bearing deposits	46,840	735	3.17	44,221	444	2.03
Federal funds purchased and securities sold under repurchase agreements	3,176	68	4.32	4,151	50	2.44
Bank notes and other short-term borrowings	2,524	51	4.03	2,869	36	2.55
Long-term debt [e]	14,039	381	5.44	14,355	272	3.94

Total interest-bearing liabilities	66,579	1,235	3.73	65,596	802	2.48

Noninterest-bearing deposits	12,867			11,626
Accrued expense and other liabilities	6,324			6,051

Total liabilities	85,770			83,273

Shareholders’ equity	7,620			7,161

Total liabilities and shareholders’ equity	$93,390			$90,434

Interest rate spread (TE)			3.07%			3.27%

Net interest income (TE) and net interest margin (TE)		1,508	3.73%		1,437	3.69%

TE adjustment [a]		50			58
Net interest income, GAAP basis		$1,458			$1,379

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	During the first quarter of 2006, Key reclassified $760 million of average loans and related interest income from the commercial lease financing component of the commercial loan portfolio to the commercial, financial and agricultural component to more accurately reflect the nature of these receivables. Balances presented for prior periods were not reclassified as the historical data was not available.

(d)	Yield is calculated on the basis of amortized cost.

(e)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Noninterest Income
(in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Trust and investment services income [a]	$139	$135	$135	$274	$273
Service charges on deposit accounts	77	72	76	149	146
Investment banking and capital markets income [a]	59	60	51	119	106
Operating lease income	56	52	48	108	94
Letter of credit and loan fees	45	40	47	85	87
Corporate-owned life insurance income	26	25	24	51	52
Electronic banking fees	27	24	24	51	46
Net gains from loan securitizations and sales	10	10	10	20	29
Net securities gains (losses)	4	1	1	5	(5)
Other income:
Insurance income	17	14	11	31	22
Loan securitization servicing fees	5	5	5	10	10
Credit card fees	3	3	5	6	8
Net gains (losses) from principal investing	23	(3)	(1)	20	11
Miscellaneous income	56	43	50	99	107

Total other income	104	62	70	166	158

Total noninterest income	$547	$481	$486	$1,028	$986

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Brokerage commissions and fee income	$59	$62	$62	$121	$125
Personal asset management and custody fees	38	39	38	77	76
Institutional asset management and custody fees	42	34	35	76	72

Total trust and investment services income	$139	$135	$135	$274	$273

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Investment banking income	$26	$22	$19	$48	$36
Dealer trading and derivatives income	11	7	10	18	29
Income from other investments	11	21	13	32	23
Foreign exchange income	11	10	9	21	18

Total investment banking and capital markets income	$59	$60	$51	$119	$106

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Noninterest Expense
(dollars in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Personnel [a]	$431	$405	$386	$836	$776
Net occupancy	61	63	55	124	146	[b]
Computer processing	49	56	50	105	101
Operating lease expense	45	41	40	86	78
Professional fees	40	33	30	73	58
Marketing	28	18	34	46	59
Equipment	26	26	28	52	56
Other expense:
Postage and delivery	12	13	12	25	25
Franchise and business taxes	10	10	9	20	17
Telecommunications	7	7	8	14	15
OREO expense, net	1	1	2	2	4
Provision (credit) for losses on lending-related commitments	—	—	2	—	(9)
Miscellaneous expense	106	97	97	203	196

Total other expense	136	128	130	264	248

Total noninterest expense	$816	$770	$753	$1,586	$1,522

Average full-time equivalent employees	19,931	19,694	19,429	19,813	19,534

(a)	Additional detail provided in table below.

(b)	Includes a charge of $30 million recorded during the first quarter of 2005 to adjust the accounting for rental expense associated with operating leases from an escalating to a straight-line basis.
Personnel Expense
(in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Salaries	$235	$231	$218	$466	$435
Incentive compensation	100	79	88	179	163
Employee benefits	76	81	64	157	138
Stock-based compensation	18	14	14	32	32
Severance	2	—	2	2	8

Total personnel expense	$431	$405	$386	$836	$776

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Loan Composition
(dollars in millions)

				Percent change 6-30-06 vs.
	6-30-06	3-31-06	6-30-05	3-31-06	6-30-05
Commercial, financial and agricultural [a]	$21,598	$21,681	$19,331	(.4)%	11.7%
Commercial real estate:
Commercial mortgage	7,994	8,145	8,507	(1.9)	(6.0)
Construction	7,767	7,507	6,236	3.5	24.6

Total commercial real estate loans	15,761	15,652	14,743	.7	6.9
Commercial lease financing [a]	9,909	9,668	10,113	2.5	(2.0)

Total commercial loans	47,268	47,001	44,187	.6	7.0
Real estate — residential mortgage	1,418	1,435	1,466	(1.2)	(3.3)
Home equity	13,509	13,429	13,921	.6	(3.0)
Consumer — direct	1,670	1,691	1,793	(1.2)	(6.9)
Consumer — indirect:
Marine	2,920	2,804	2,665	4.1	9.6
Other	623	620	658	.5	(5.3)

Total consumer — indirect loans	3,543	3,424	3,323	3.5	6.6

Total consumer loans	20,140	19,979	20,503	.8	(1.8)

Total loans	$67,408	$66,980	$64,690	.6%	4.2%

(a)	At March 31, 2006, Key reclassified $792 million of loans from the commercial lease financing component of the commercial loan portfolio to the commercial, financial and agricultural component to more accurately reflect the nature of these receivables. Balances presented for prior periods were not reclassified.
Loans Held for Sale Composition
(dollars in millions)

				Percent change 6-30-06 vs.
	6-30-06	3-31-06	6-30-05	3-31-06	6-30-05
Commercial, financial and agricultural	$394	$189	—	108.5%	N/M
Real estate — commercial mortgage	784	411	$519	90.8	51.1%
Real estate — residential mortgage	27	14	23	92.9	17.4
Real estate — construction	36	62	—	(41.9)	N/M
Commercial lease financing	—	4	—	(100.0)	—
Home equity	1	1	1	—	—
Education	2,929	2,930	2,586	—	13.3
Automobile	18	20	145	(10.0)	(87.6)

Total loans held for sale	$4,189	$3,631	$3,274	15.4%	27.9%

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Average loans outstanding during the period	$67,442	$66,682	$64,491	$67,064	$64,136

Allowance for loan losses at beginning of period	$966	$966	$1,128	$966	$1,138
Loans charged off:
Commercial, financial and agricultural	20	24	19	44	44

Real estate — commercial mortgage	3	3	9	6	12
Real estate — construction	—	2	—	2	5

Total commercial real estate loans	3	5	9	8	17
Commercial lease financing	8	6	13	14	25

Total commercial loans	31	35	41	66	86
Real estate — residential mortgage	2	1	2	3	4
Home equity	8	8	7	16	13
Consumer — direct	9	10	10	19	18
Consumer — indirect	9	11	15	20	32

Total consumer loans	28	30	34	58	67

	59	65	75	124	153

Recoveries:
Commercial, financial and agricultural	7	12	5	19	10

Real estate — commercial mortgage	—	1	—	1	1
Real estate — construction	—	—	2	—	2

Total commercial real estate loans	—	1	2	1	3
Commercial lease financing	9	5	10	14	20

Total commercial loans	16	18	17	34	33
Real estate — residential mortgage	1	—	1	1	1
Home equity	1	2	2	3	3
Consumer — direct	2	2	2	4	4
Consumer — indirect	5	4	5	9	10

Total consumer loans	9	8	10	17	18

	25	26	27	51	51

Net loans charged off	(34)	(39)	(48)	(73)	(102)
Provision for loan losses	24	39	20	63	64

Allowance for loan losses at end of period	$956	$966	$1,100	$956	$1,100

Net loan charge-offs to average loans	.21%	.23%	.30%	.22%	.32%
Allowance for loan losses to period-end loans	1.42	1.44	1.70	1.42	1.70
Allowance for loan losses to nonperforming loans	342.65	327.46	376.71	342.65	376.71

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Changes in Allowance for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended			Six months ended
	6-30-06	3-31-06	6-30-05	6-30-06	6-30-05
Balance at beginning of period	$59	$59	$55	$59	$66
Provision (credit) for losses on lending related commitments	—	—	2	—	(9)

Balance at end of period [a]	$59	$59	$57	$59	$57

(a)	Included in accrued expenses and other liabilities on the consolidated balance sheet.
Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	6-30-06	3-31-06	12-31-05	9-30-05	6-30-05
Commercial, financial and agricultural	$76	$68	$63	$50	$58

Real estate — commercial mortgage	40	42	43	33	36
Real estate — construction	4	4	2	3	3

Total commercial real estate loans	44	46	45	36	39
Commercial lease financing	29	29	39	151	73

Total commercial loans	149	143	147	237	170
Real estate — residential mortgage	31	43	41	40	38
Home equity	90	97	79	75	74
Consumer — direct	3	6	2	3	4
Consumer — indirect	6	6	8	5	6

Total consumer loans	130	152	130	123	122

Total nonperforming loans	279	295	277	360	292

Nonperforming loans held for sale	1	2	3	2	1

OREO	26	21	25	29	33
Allowance for OREO losses	(1)	(1)	(2)	(3)	(2)

OREO, net of allowance	25	20	23	26	31

Other nonperforming assets	3	3	4	5	14

Total nonperforming assets	$308	$320	$307	$393	$338

Accruing loans past due 90 days or more	$119	$107	$90	$94	$74
Accruing loans past due 30 through 89 days	600	498	491	550	475
Nonperforming loans to period-end loans	.41%	.44%	.42%	.55%	.45%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.46	.48	.46	.60	.52
Summary of Changes in Nonperforming Loans
(in millions)

	2Q06	1Q06	4Q05
Balance at beginning of period	$295	$277	$360
Loans placed on nonaccrual status	98	100	142
Charge-offs	(59)	(65)	(187)
Loans sold	(6)	(2)	(2)
Payments	(45)	(15)	(27)
Transfers to OREO	(4)	—	—
Loans returned to accrual status	—	—	(9)

Balance at end of period	$279	$295	$277

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Line of Business Results
(dollars in millions)
Community Banking

						Percent change 2Q06 vs.
	2Q06	1Q06	4Q05	3Q05	2Q05	1Q06	2Q05
Summary of operations
Total revenue (TE)	$662	$642	$665	$659	$645	3.1%	2.6%
Provision for loan losses	19	29	30	26	18	(34.5)	5.6
Noninterest expense	475	438	483	454	438	8.4	8.4
Net income	105	109	95	112	118	(3.7)	(11.0)
Average loans and leases	26,804	26,739	27,267	27,131	27,038	.2	(.9)
Average deposits	46,683	45,835	45,730	44,705	43,719	1.9	6.8
Net loan charge-offs	24	29	32	25	25	(17.2)	(4.0)
Return on average allocated equity	19.23%	20.19%	17.09%	20.36%	21.83%	N/A	N/A
Average full-time equivalent employees	9,015	8,873	8,747	8,785	8,698	1.6	3.6

Supplementary information (lines of business)
Regional Banking
Total revenue (TE)	$563	$547	$559	$557	$546	2.9%	3.1%
Provision for loan losses	14	26	22	20	19	(46.2)	(26.3)
Noninterest expense	423	391	428	404	388	8.2	9.0
Net income	79	81	68	83	87	(2.5)	(9.2)
Average loans and leases	18,771	18,776	19,010	19,093	19,114	—	(1.8)
Average deposits	43,091	42,222	41,929	41,126	40,421	2.1	6.6
Net loan charge-offs	21	22	26	23	21	(4.5)	—
Return on average allocated equity	21.37%	22.09%	18.00%	22.26%	23.64%	N/A	N/A
Average full-time equivalent employees	8,642	8,519	8,386	8,419	8,316	1.4	3.9

Commercial Banking
Total revenue (TE)	$99	$95	$106	$102	$99	4.2%	—
Provision for loan losses	5	3	8	6	(1)	66.7	N/M
Noninterest expense	52	47	55	50	50	10.6	4.0%
Net income	26	28	27	29	31	(7.1)	(16.1)
Average loans and leases	8,033	7,963	8,257	8,038	7,924	.9	1.4
Average deposits	3,592	3,613	3,801	3,579	3,298	(.6)	8.9
Net loan charge-offs	3	7	6	2	4	(57.1)	(25.0)
Return on average allocated equity	14.75%	16.18%	15.15%	16.37%	17.97%	N/A	N/A
Average full-time equivalent employees	373	354	361	366	382	5.4	(2.4)

KeyCorp Reports Second Quarter 2006 Earnings
July 18, 2006

Line of Business Results (continued)
(dollars in millions)
National Banking

						Percent change 2Q06 vs.
	2Q06	1Q06	4Q05	3Q05	2Q05	1Q06	2Q05
Summary of operations
Total revenue (TE)	$631	$624	$644	$601	$585	1.1%	7.9%
Provision for loan losses	5	10	6	17	2	(50.0)	150.0
Noninterest expense	346	334	358	327	327	3.6	5.8
Net income	175	175	175	161	160	—	9.4
Average loans and leases	40,201	39,534	38,398	37,072	36,842	1.7	9.1
Average deposits	10,638	9,962	8,580	7,785	7,535	6.8	41.2
Net loan charge-offs	10	10	132	24	23	—	(56.5)
Return on average allocated equity	18.31%	18.53%	18.43%	17.47%	17.61%	N/A	N/A
Average full-time equivalent employees	4,466	4,455	4,403	4,419	4,502	.2	(.8)

Supplementary information (lines of business)
Real Estate Capital
Total revenue (TE)	$174	$154	$163	$148	$138	13.0%	26.1%
Provision for loan losses	3	1	2	1	(5)	200.0	N/M
Noninterest expense	71	60	68	64	55	18.3	29.1
Net income	62	58	58	52	55	6.9	12.7
Average loans and leases	12,719	12,467	12,038	11,265	10,596	2.0	20.0
Average deposits	3,467	3,214	2,467	2,100	1,728	7.9	100.6
Net loan charge-offs	2	2	—	—	3	—	(33.3)
Return on average allocated equity	22.84%	21.90%	22.41%	20.73%	23.32%	N/A	N/A
Average full-time equivalent employees	955	981	873	812	774	(2.7)	23.4

Equipment Finance
Total revenue (TE)	$136	$124	$128	$123	$127	9.7%	7.1%
Provision for loan losses	8	8	(5)	3	7	—	14.3
Noninterest expense	80	71	79	72	75	12.7	6.7
Net income	30	28	33	30	28	7.1	7.1
Average loans and leases	9,871	9,569	9,458	9,133	8,892	3.2	11.0
Average deposits	14	15	15	14	11	(6.7)	27.3
Net loan charge-offs	3	3	132	11	2	—	50.0
Return on average allocated equity	14.73%	14.07%	16.59%	15.66%	14.82%	N/A	N/A
Average full-time equivalent employees	915	935	971	966	963	(2.1)	(5.0)

Institutional and Capital Markets
Total revenue (TE)	$187	$204	$189	$179	$168	(8.3)%	11.3%
Provision for loan losses	(13)	—	6	—	1	N/M	N/M
Noninterest expense	110	125	112	108	97	(12.0)	13.4
Net income	57	50	45	45	44	14.0	29.5
Average loans and leases	7,589	7,823	7,358	7,316	7,824	(3.0)	(3.0)
Average deposits	6,441	6,030	5,434	4,986	5,152	6.8	25.0
Net loan charge-offs (recoveries)	(1)	(5)	(4)	—	7	(80.0)	N/M
Return on average allocated equity	21.82%	18.95%	16.95%	17.30%	16.79%	N/A	N/A
Average full-time equivalent employees	1,253	1,234	1,224	1,256	1,213	1.5	3.3

Consumer Finance
Total revenue (TE)	$134	$142	$164	$151	$152	(5.6)%	(11.8)%
Provision for loan losses	7	1	3	13	(1)	600.0	N/M
Noninterest expense	85	78	99	83	100	9.0	(15.0)
Net income	26	39	39	34	33	(33.3)	(21.2)
Average loans and leases	10,022	9,675	9,544	9,358	9,530	3.6	5.2
Average deposits	716	703	664	685	644	1.8	11.2
Net loan charge-offs	6	10	4	13	11	(40.0)	(45.5)
Return on average allocated equity	11.86%	17.97%	17.23%	15.52%	14.87%	N/A	N/A
Average full-time equivalent employees	1,343	1,305	1,335	1,385	1,552	2.9	(13.5)

TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful